SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2003

MICRON ENVIRO SYSTEMS, INC.

-----------------------------------------

(Exact name of registrant as specified in its charter)

NEVADA

98-0202944

(State or other jurisdiction of

(I.R.S. Employer

incorporation or organization)

Identification No.)

789 West Pender Street, Suite 460

Vancouver, British Columbia, Canada

V6C 1H2

(Address of principal executive offices)

 (Zip Code)

Registrant’s telephone number, including area code

604-646-6903

Commission File Number: 000-30258

__________________________

__________

(Former name or former address,

 (Zip Code)

if changed since last report.)

The  following   information   specifies   forward-looking   statements  of  our management.   Forward-looking   statements  are  statements  that  estimate  the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of  forward-looking  terminology such as "may",  "will",  "could",   "expect",   estimate",   "anticipate",   "probable", "possible", "should", "continue", or similar terms, variations of those terms or the negative of those terms.  Actual  results may differ  materially  from those contemplated by the forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following  information  represent estimates of future events and are subject to uncertainty as to possible changes in economic,  legislative,  industry,  and other circumstances.  As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among  reasonable  alternatives  require the  exercise of  judgment.  To the extent that the assumed events do not occur, the outcome may vary  substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those  forward-looking  statements.  No assurance can be given that any of the  assumptions  relating to the  forward-looking  statements specified in the following information are accurate, and we assume no obligation to update and such forward-looking statements.

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Not Applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Not Applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not Applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not Applicable.

ITEM 5. OTHER EVENTS

We wish to report that the operator has informed us and our partners {Fairchild International Corp. (OTCBB:FRCD) and Habanero Resources Inc. (TSX Venture Exchange:HAO)} that drilling of the next set of oil wells in the Viking formation on the Kerrobert property in Saskatchewan, Canada is now scheduled to commence next week. The operator has informed us that the drill rig scheduled to drill the wells has been delayed on its current drill site. Due to a very active drilling season, based directly upon the historically high current oil and gas prices, the availability of drill rigs at this time is limited. It is expected that sometime next week the rig will complete its current job, allowing us and our partners to commence this next set of wells. The first ten wells drilled on this prospect earlier this year all achieved commercial success and the operator is anticipating similar results for this next set of nine wells. The operator expects all nine wells to take approximately 30-45 days to complete, with each well taking approximately 3 days to drill.

Saskatchewan is one of the largest oil producers in Canada, second only to Alberta. The province produces approximately 20% of total Canadian oil production. Cumulative oil production from Saskatchewan as of December 31, 2000 was 3.6 billion barrels. Remaining recoverable reserves are estimated to be 1.2 billion barrels.  More than 18,000 active wells in Saskatchewan produce in excess of 400,000 barrels of oil per day.

We are also currently conducting due diligence on another large potential gas project also located in Saskatchewan, Canada, as well as another multi-well oil target in Alberta, Canada.

Both wells that were recently completed and put on-line for sales on the Green Ranch Prospect in Texas are producing and are generating us revenue.  We are in the midst of planning a sizable multi-well program to attempt to exploit the new formation that was discovered while testing the Z2 well and we are hoping that the Z3 well will commence drilling in the near term.

Bernard McDougall, our president stated, "We are nearing the start of this major drill program in Canada. This will be a tremendously exciting period of growth for the company and could mark the turning point in MSEV achieving its goal of becoming a mid-range oil and gas company. Many experts are calling for a gas shortage this summer which may cause spikes in the gas prices, and considering MSEV has oil and gas production, we could be perfectly situated to capture some of this market share, therefore potentially creating substantially more shareholder value for the company."

We are an emerging oil and gas company that has properties producing both oil and gas revenue. Our goal is to become a mid-range oil and gas producer that focuses on the exploration, discovery and delivery of gas and oil to the North American marketplace.

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Not Applicable.

ITEM 7. FINANCIAL STATEMENTS

Not Applicable.

ITEM 8. CHANGE IN FISCAL YEAR

Not Applicable.

ITEM 9. REGULATION FD DISCLOSURE

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON ENVIRO SYSTEMS, INC.

/s/ Bernard McDougall

__________________________________

Bernard McDougall

President & Director

Date:         June 18, 2003